As filed with the Securities and Exchange Commission on March 20, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUMMIT MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	45-5200503
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

910 Louisiana Street, Suite 4200 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Summit Midstream Partners, LP 2012 Long-Term Incentive Plan

(Full title of the plan)

Brock M. Degeyter

Summit Midstream Partners, LP

910 Louisiana Street, Suite 4200

Houston, Texas 77002

(Name and address of agent for service)

(832) 413-4770

(Telephone number, including area code, of agent for service)

Copy to:

Joshua Davidson

Jason Rocha

Baker Botts L.L.P.

910 Louisiana Street, Suite 3200

Houston, Texas 77002

(713) 229-1234

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐	Smaller reporting company	☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Units representing limited partner interests	10,000,000	$0.65	$6,500,000	$843.70

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional common units as may become issuable pursuant to the adjustment provisions of the Summit Midstream Partners, LP 2012 Long-Term Incentive Plan, as amended and restated to date.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices of the common units of Summit Midstream Partners, LP as reported on The New York Stock Exchange on March 18, 2020.

EXPLANATORY NOTE

This Registration Statement (this “Registration Statement”) is being filed, in accordance with General Instruction E to Form S-8, solely to register the issuance of an aggregate of up to 10,000,000 additional common units representing limited partner interests (“Common Units”) of Summit Midstream Partners, LP (the “Registrant”), all of which were authorized pursuant to an amendment and restatement of the Summit Midstream Partners, LP 2012 Long-Term Incentive Plan (as amended to date, the “Plan”), approved by the Board of Directors of Summit Midstream GP, LLC, the Registrant’s general partner, on February 19, 2020, and a majority of the Registrant’s unitholders on February 19, 2020 (effective March 19, 2020). Such amendment and restatement also extended the term of the Plan for an additional ten years from the effective date thereof. The Registrant previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) on October 1, 2012 (File No. 333-184214) covering 5,000,000 Common Units authorized for issuance under the Plan (the “Prior Registration Statement”). Except as supplemented by the information set forth below, the contents of the Prior Registration Statement are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are hereby incorporated in this Registration Statement by reference:

(1)

the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 9, 2020, including all material incorporated by reference therein and any subsequently filed amendments and reports updating such report;

(2)	the Registrant’s Current Reports on Form 8-K filed on February 25, 2020 and February 28, 2020 (in each case only to the extent filed and not furnished);

(3)

the description of the Registrant’s Common Units contained in the Registrant’s Registration Statement on Form S-3/A (File No. 333-234781), filed on January 9, 2020 and any amendments or reports filed with the Commission for the purpose of updating that description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed with the Commission by the Registrant pursuant to sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Number	Description

4.1	Third Amended and Restated Agreement of Limited Partnership of Summit Midstream Partners, LP, dated as of March 22, 2019 (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated March 22, 2019 (Commission File No. 001-35666)).

4.2	Certificate of Limited Partnership of Summit Midstream Partners, LP (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement dated August 21, 2012 (Commission File No. 333-183466)).

4.3	Summit Midstream Partners, LP 2012 Long-Term Incentive Plan, as amended and restated (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated March 20, 2020 (Commission File No. 001-35666)).

5.1*	Opinion of Baker Botts L.L.P.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 20th day of March, 2020.

SUMMIT MIDSTREAM PARTNERS, LP

By:	Summit Midstream GP, LLC, its general partner

By:	/s/ Marc D. Stratton
Marc D. Stratton
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brock M. Degeyter and Marc D. Stratton, and each of them, any of whom may act without the joinder of the other, as his lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign and file any and all amendments to this Registration Statement on Form S-8, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Heath Deneke Heath Deneke	Director, President and Chief Executive Officer (Principal Executive Officer)	March 20, 2020

/s/ Marc D. Stratton Marc D. Stratton	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 20, 2020

/s/ Matthew F. Delaney Matthew F. Delaney	Director	March 20, 2020

/s/ Lee Jacobe Lee Jacobe	Director	March 20, 2020

/s/ Peter Labbat Peter Labbat	Director	March 20, 2020

/s/ Thomas K. Lane Thomas K. Lane	Director	March 20, 2020

/s/ Jerry L. Peters Jerry L. Peters	Director	March 20, 2020

/s/ Scott A. Rogan Scott A. Rogan	Director	March 20, 2020

/s/ Jeffrey R. Spinner Jeffrey R. Spinner	Director	March 20, 2020

/s/ Robert M. Wohleber Robert M. Wohleber	Director	March 20, 2020

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